UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2023

Blend Labs, Inc.
(Exact name of Registrant, as specified in its charter)

Delaware	001-40599	45-5211045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
415 Kearny Street
San Francisco, California 94108
(Address of principal executive offices, including zip code)
(650) 550-4810
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	BLND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On June 15, 2023, Blend Labs, Inc. (the "Company") held its 2023 annual meeting of stockholders (the "Annual Meeting"). The stockholders of the Company voted on the following two proposals at the Annual Meeting, each of which is more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2023:

1.To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified; and

2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2023.

1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Nima Ghamsari	535,187,710	5,057,746	35,780,944
Ciara Burnham	538,135,379	2,110,077	35,780,944
Gerald Chen	534,975,791	5,269,665	35,780,944
Erin James Collard	527,145,631	13,099,825	35,780,944
Erin Lantz	538,697,762	1,547,694	35,780,944
Ann Mather	525,279,844	14,965,612	35,780,944
Timothy J. Mayopoulos	538,195,598	2,049,858	35,780,944

Based on the votes set forth above, each director nominee was duly elected to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
572,838,630	51,967	3,135,803	—

Based on the votes set forth above, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blend Labs, Inc.
Date: June 20, 2023
	By:	/s/ Amir Jafari
	Name:	Amir Jafari
	Title:	Head of Finance and Administration (Principal Financial Officer)